UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT - JANUARY 12, 2007

TRACKPOWER, INC.
(Exact name of Registrant as specified in its charter)

WYOMING	000-28506	13-3411167
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

67 WALL STREET, SUITE 2211
NEW YORK, NEW YORK 10005
(Address of principal executive offices)

(212) 804-5704
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

Item 5.02: Departure of Directors or Principal Officer.

On January 12, 2007, TrackPower, Inc. (the “Company”) announced that Carrie J. Weiler voluntarily resigned as Corporate Secretary and Officer of the Company. Ms. Weiler has served in this capacity since February 1998.

The Company has appointed David Robbins as Corporate Secretary.

This resignation is voluntary; it did not involve a disagreement with the Company on any matter relating to the Company’s operations, policy or practices.

Item 9.01: Financial Statements and Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, TrackPower, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRACKPOWER, INC.

Dated: January 12, 2007	By:	/s/ Edward M. Tracy
Name: Edward M. Tracy
Title: CEO

Edward M. Tracy, CEO
215/668-9377